TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


         THIS TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement") is made as of the 24th day of April, 2000, between TUTORNET.COM, INC. a Delaware corporation, having a mailing address at 11410 Isaac Newton Square, North, Suite 105, Reston, Virginia 20190 ("Assignor") and BUSINESS DEVELOPMENT CORPORATION, a Colorado corporation having a mailing address at 340 Sunset Drive, Suite 1203, Fort Lauderdale, Florida 33301 and GJM TRADING PARTNERS LTD., a Colorado limited partnership, having a mailing address at 14 Red Tail Drive, Highlands Ranch, Colorado 80126, ("Co-Lenders").

         PRELIMINARY STATEMENT. Assignor has executed and delivered its certain promissory note (collectively the "Obligations") to each Co-Lender in connection with extensions of credit by Co-Lenders, pursuant to a certain Bridge Loan Agreement dated as of even date herewith, between, inter alia, Assignor and Co-Lenders (as amended and modified from time to time, the "Loan Agreement"). In order to induce Co-Lenders to execute and deliver the Loan Agreement, Assignor has agreed to grant a security interest in and collaterally assign to Co-Lenders certain trademark rights.

         Pursuant to the Loan Agreement, Assignor has granted to Co-Lenders a lien on and security interest in, inter alia, machinery, equipment, formulations, manufacturing procedures, quality control procedures, product specifications, goodwill, customer lists and trade secrets (collectively the "Other Assets") relating to products sold under the Trademarks, whereby Co-Lenders shall have the right to foreclose on the Trademarks and the Other Assets in the event of the occurrence and continuance of an Event of Default, as that term is defined in the Loan Agreement, in order that the owner of the Trademarks may continue the publication, marketing and distribution of products to be sold under the Trademarks and maintain substantially the same product specifications and quality as maintained by Assignor. This Agreement is executed pursuant and subject to the terms of the Loan Agreement.


         NOW, THEREFORE, in consideration of the premises, Assignor hereby agrees with Co- Lenders as follows:

         1.       Assignment of Trademarks.

                  (a) To secure the complete and timely satisfaction of all Obligations, as that term is defined in the Loan Agreement, of Assignor to Co-Lenders, Assignor hereby grants, assigns and conveys to Co-Lenders a continuing security interest in all of its right, title and interest in and to any and all now owned or existing or hereafter acquired, created or arising trade names, trademarks, service marks, designs, trademark, service mark and trade name registrations, and applications for registration (including registrations resulting therefrom), logos and other business identifiers, domestic and foreign, and all rights of whatever kind appurtenant thereto (whether pursuant to a license or otherwise), including, without limitation, all of those used by the Assignor in whole or in

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part in conducting its business and including, without limitation, the marks, names, applications and registrations which are listed in Schedule A attached hereto, together with all proceeds and rights to receive income therefrom (such as, without limitation, licenses, royalties and proceeds of infringement suits), the right (but not the obligation) to register claims under any law and to apply for, renew and extend the same, the right to sue for past, present, and future infringements, the common law rights therein, goodwill of the businesses to which they relate and the rights to apply for registrations therefor throughout the world (collectively the "Trademarks"), and the good will of the business to which each of the Trademarks relates.

                  (b) In addition to the grant of a security interest provided in paragraph l(a), Assignor hereby assigns and conveys to Co-Lenders all of its right, title and interest in and to the Trademarks, which assignment and conveyance shall be evidenced by an Assignment of Marks, Registrations and Applications to be executed contemporaneously herewith, as the same may be amended and modified from time to time pursuant to paragraph 4 hereof or otherwise (the "Assignment"), the form of which is attached hereto Exhibit 1; provided, however, that such assignment and conveyance shall be and become of force and effect only, and shall immediately and automatically become of force and effect without further action, upon notice to Assignor by Co- Lenders of the occurrence of an Event of Default, and Co-Lenders shall be authorized to record the Assignment with the Patent and Trademark Office only upon the furnishing of such notice. Unless and until Co-Lenders provides Assignor with notice of an Event of Default under the Loan Agreement, Assignor shall own the title to the Trademarks and shall have the exclusive, non- transferable right to use the Trademarks on and in connection with products sold by Assignor, for Assignor's own benefit and account and for none other.

         2. Representations and Warranties. Assignor covenants and warrants that:

                  (a) The Trademarks are subsisting and have not been adjudged invalid or unenforceable, and, except as disclosed in Schedule 6.7 of the Loan Agreement, are not subject to or a subject of any pending or, to the best of Assignor's knowledge, threatened litigation;

                  (b) To the best of Assignor's knowledge, each of the Trademarks is valid and enforceable;

                  (c) No claim has been made that the use of any of the Trademarks does or may violate the rights of any third person;

                  (d) Except as disclosed in Schedule 6.10 of the Loan Agreement, Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Assignor not to sue third persons;

                  (e) Assignor has the unqualified right to enter into this Agreement and perform its terms;

                  (f) Assignor has used, and will continue to use for the duration of this Agreement,

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notice in connection with its use of the Trademarks;

                  (g) Assignor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its publication, marketing and distribution of products sold under the Trademarks;

                  (h) Schedule A attached hereto identifies all of the Trademarks that Assignor owns or of which Assignor is entitled to the benefit; and

                  (i) Assignor agrees not to sell or assign its interest in, or grant any license under the Trademarks, without the prior written consent of Co-Lenders.

         3. Co-Lenders' Right to Inspect. Assignor hereby grants to Co-Lenders and their employees and agents the right to visit Assignor's plants and facilities which publish or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto upon reasonable notice to Assignor and at reasonable times during regular business hours. Assignor shall do any and all acts required in good faith by Co-Lenders to ensure Assignor's compliance with paragraph 2(g).

         4. Rights to New Trademarks. If, before the Obligations shall have been satisfied in full and Assignor has no further right to obtain extensions of credit pursuant to the Loan Agreement, Assignor shall obtain rights to any new trade names, trademarks, service marks, designs, or trademark, service mark and trade name registrations or applications, the provisions of paragraph 1 shall automatically apply to such new Trademarks and Assignor shall give Co-Lenders prompt written notice thereof.

         Assignor authorizes Co-Lenders to modify this Agreement, without the signature of Assignor, by amending Schedule A and the Assignment to include any new Trademarks covered by paragraphs 1 and 4 hereof.

         5. Remedies Upon Default. Upon Co-Lenders' provision of notice to Assignor of the occurrence of an Event of Default, as that term is defined in the Loan Agreement, Assignor's ownership and rights in the Trademarks shall terminate forthwith, and Co-Lenders shall have, in addition to all other rights and remedies given them by this Agreement, those provided in the Loan Agreement and those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be used, located, or enforced.

         6. Termination of Agreement. At such time as Assignor shall completely satisfy all of the Obligations, this Agreement shall terminate and Co-Lenders shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Assignor full title to the Trademarks, subject to any disposition thereof which may have been made by Co-Lenders pursuant hereto.

         7. Fees and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorney's fees and legal expenses incurred by Co-Lenders in

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connection with he preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by Assignor on demand by Co-Lenders end until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest rate prescribed in the Loan Agreement or the Obligations.

         8. Duties of the Assignor. Assignor agrees that, until all of the Obligations shall have been satisfied in full and Assignor shall have no further right to obtain extensions of credit pursuant to the Loan Agreement, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Assignor's obligations under this Agreement, without Co-Lenders' prior written consent. Assignor further agrees that at any time and from time to time, at the expense of Assignor, Assignor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Co-Lenders' may in good faith request, in order to perfect and protect the security interest and collateral assignment granted or purported to be granted hereby or to enable Co-Lenders' to exercise their rights and remedies hereunder.

         Assignor shall have the duty to prosecute diligently any trademark applications of the Trademarks pending as of me date of this Agreement or thereafter until the Obligations shall have been paid in full and Assignor shall have no further right to obtain extensions of credit pursuant to the Loan Agreement, to make federal application on registrable but unregistered Trademarks, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with the Trademarks shall be borne by Assignor. After an Event of Default, the Assignor shall not abandon any Trademark without the consent of the Co-Lenders, which consent shall not be unreasonably withheld.

         Assignor shall have the right, to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Trademarks, in which event Co-Lenders may, if necessary, be joined as a nominal parties to such suit if Co-Lenders shall have been satisfied that they are not thereby incurring any risk of liability because of such joinder. Assignor shall promptly, upon demand, reimburse and indemnify Co-Lenders for all damages, costs and expenses, including attorney's fees, incurred by Co-Lenders in the fulfillment of the provisions of this paragraph 8.

         9. Appointment as Attorney-in-Fact. In the event of the occurrence of an Event of Default under the Loan Agreement, Assignor hereby irrevocably authorizes and empowers Co- Lenders to make, constitute and appoint any officers or agents of Co-Lenders as Co-Lenders may select, in their exclusive discretion, as Assignor's true and lawful attorney-in-fact, with the power to endorse Assignor's name on all applications, documents, papers and instruments necessary to assign, pledge, convey or otherwise transfer or dispose of all of Assignor's right, title and interest in and to the Trademarks to Co-Lenders or any other party, or to grant or issue any exclusive or nonexclusive license under the Trademarks to anyone else, or necessary for Co-Lenders to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone else. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This

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

power of attorney is a power coupled with an interest and shall be irrevocable for the life of this Agreement. The rights and powers conferred upon Co-Lenders under this Agreement are solely to protect their interests in the Trademarks and shall not impose any duty upon Co-Lenders to exercise any such rights or powers. Co-Lenders shall be accountable only for amounts that Co-Lenders actually receive as a result of the exercise of such rights and powers and neither Co-Lenders nor any of their officers, directors, employees or agents shall be responsible to Assignor for any act or failure to act, except for Co-Lenders' own gross negligence or willful misconduct.

         10. Right to Enforce Trademarks. If Assignor fails to comply with any of its obligations hereunder, Co-Lenders may do so in Assignor's name or in Co-Lenders' names, but at Assignor's expense, and Assignor hereby agrees to reimburse Co-Lenders in fill for all expenses, including reasonable attorney's fees, incurred by Co-Lenders in protecting, defending and maintaining the Trademarks.

         11. Cumulative Rights and Remedies; Waiver. All of Co-Lenders' rights and remedies with respect to the Trademarks, whether established hereby or by the Loan Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

         No course of dealing between Assignor and Co-Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Co-Lenders, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         12. Enforceability; Governing Law. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of Colorado.

         13. Modification. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 4.

         14. Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that the foregoing provisions shall not invalidate or otherwise modify the restriction imposed on Assignor hereunder with respect to transferring any part of or interest in the Trademarks.

         15. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in two construction or interpretation of any provisions of this Agreement.


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


         IN WITNESS WHEREOF, Assignor and Co-Lenders have executed this instrument as of the date set forth above.


                                                      ASSIGNOR:

                                                      TUTORNET.COM, INC.


                                                      By:\s\ Euburn Forde
                                                      -------------------

                                                      Its:President
                                                      -------------


                                                      CO-LENDERS:

                                                      BUSINESS DEVELOPMENT
                                                      CORPORATION


                                                      By:\s\ Van R. Perkins
                                                         ------------------
                                                            Van R. Perkins
                                                      Its: President


                                                      GJM TRADING PARTNERS, LTD.


                                                      By:\s\ Van R. Perkins
                                                         ------------------
                                                            Van R. Perkins
                                                      Its: Attorney-In-Fact


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                          CERTIFICATE OF ACKNOWLEDGMENT


STATE OF VIRGINIA
COUNTY OF FAIRFAX

         On this 25 day of April, 2000, before me, a Notary Public in and for said County and State, personally appeared Euburn Forde, known to me to be the person who as President of TUTORNET.COM, INC., the company which executed the foregoing instrument, sign the same, and acknowledge to me that he/she did so sign said instrument in the name and upon behalf of said company as such officer, and by authority of the resolution of its Board of Directors; and that the same is his free act and deed as such officer, and the free and corporate act and deed of said company.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         \s\ Gregory S. Carter
                                         --------------------------------------
                                         Notary Public Commonwealth of Virginia
My Commission Expires:
December 31, 2001                                      [SEAL]



STATE OF FLORIDA
COUNTY OF BROWARD

         On this 27 day of April, 2000, before me, a Notary Public in and for said County and State, personally appeared Van R. Perkins, known to me to be the person who as President of BUSINESS DEVELOPMENT CORPORATION, the company which executed the foregoing instrument, sign the same, and acknowledge to me that he did so sign said instrument in the name and upon behalf of said company as such officer, and by authority of the resolution of its Board of Directors; and that the same is his free act and deed as such officer, and the free and corporate act and deed of said company, and who produced U.S. Passport as identification.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         \s\ Patrice A. Hunter
                                         --------------------------------------
                                         Notary Public, State of Florida
My Commission Expires:
June 1, 2003                                           [SEAL]




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


STATE OF FLORIDA
COUNTY OF BROWARD

         On this 27 day of April, 2000, before me, a Notary Public in and for said County and State, personally appeared Van R. Perkins, known to me to be the person who, as Attorney-In-Fact for GJM TRADING PARTNERS, LTD., the limited partnership which executed the foregoing instrument, sign the same, and acknowledge to me that he did so sign said instrument in the name and upon behalf of said limited partnership by authority of the limited partnership; and that the same is his free act and deed, and the free act and deed of said limited partnership and who produced U.S. Passport as identification.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         \s\ Patrice A. Hunter
                                         -------------------------------
                                         Notary Public, State of Florida
My Commission Expires:
June 1, 2003                                        [SEAL]




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                                   SCHEDULE A




MARK:                               TUTORNET
REGISTRATION NUMBER:                2282387
REGISTRATION DATE:                  10/05/99


MARK:                               NETUCATORS
REGISTRATION NUMBER:                2297637
REGISTRATION DATE:                  12/07/99


MARK:                               NETCLASS
SERIAL NUMBER:                      75-494253
FILING DATE OF APPLICATION:         06/01/98



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                                    EXHIBIT 1

                IN THE UNITED STATES PATENT AND TRADEMARK OFFICE
               ASSIGNMENT OF MARKS, REGISTRATIONS AND APPLICATIONS

         WHEREAS, TUTORNET.COM, INC., a Delaware corporation, having a mailing address at 11410 Isaac newton Square, North, Suite 105, Reston, Virginia 20190 ("Assignor") is the owner of the trademark registrations and the trademark applications identified by serial number shown in Schedule A (collectively "the Marks'); and

         WHEREAS, BUSINESS DEVELOPMENT CORPORATION, a Colorado corporation, having a mailing address at 340 Sunset Drive, Suite 1203, Fort Lauderdale, Florida 33301 and GJM TRADING PARTNERS, LTD., a Colorado limited partnership, having a mailing address of 14 Red Tail Drive, Highlands Ranch, Colorado 80126, ("Co-Assignees"), are desirous of acquiring the Marks;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign unto Co-Assignees all right, title and interest in and to the Marks, including all claims for damages for past infringement, together with the goodwill of the businesses symbolized by the Marks.

                                                       TUTORNET.COM, INC.

                                                       By:\s\ Euburn Forde
                                                       -------------------
                                                       Its:President and CEO
                                                       ---------------------


STATE OF VIRGINIA
COUNTY OF FAIRFAX

         On this 25 day of April, 2000, before me, the subscriber, a notary public in and for said county and state, personally appeared Euburn Forde, known to me to be the person who as President of TUTORNET.COM, INC., the company which executed the foregoing instrument, signed the same, and acknowledged that he did so sign said instrument in the name and upon behalf of the said company as such officer, and by authority of the resolution of its Board of Directors; and that the same is his free act and deed as such officer, and the free and corporate act and deed of said company.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        \s\ Gregory S. Carter
                                        --------------------------------------
                                        Notary Public Commonwealth of Virginia
My Commission Expires:
December 31, 2001                                    [SEAL]




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